UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported)
March 18, 2016
NL Industries, Inc.
(Exact name of registrant as specified in its charter)
New Jersey	1-640	13-5267260
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5430 LBJ Freeway, Suite 1700, Dallas, Texas		75240-2697
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code
(972) 233-1700
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Change of Control of Registrant

(d)           Effective March 18, 2016, the registrant's board of directors increased the size of its board from six to seven and elected Keith R. Coogan to fill the newly created vacancy, to serve as a director until his successor is elected and qualified or his earlier resignation, removal or death.  In addition, Mr. Coogan was appointed to the registrant's audit committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NL Industries, Inc.
(Registrant)

By: /s/ A. Andrew R. Louis
Date: March 18, 2016	A. Andrew R. Louis Vice President and Secretary